Exhibit 99.1

FOR IMMEDIATE RELEASE

JUNE 26, 2014

Contact:                                                Jill McMillan, Director, Communications and Investor Relations

Phone: (214) 721-9271

Jill.McMillan@enlink.com

ENLINK MIDSTREAM TO HOST SECOND QUARTER

2014 EARNINGS CONFERENCE CALL ON AUGUST 6, 2014

DALLAS, JUNE 26, 2014 — EnLink Midstream, LLC (NYSE: ENLC) (the General Partner) and EnLink Midstream Partners, LP (NYSE: ENLK) (the Master Limited Partnership) will hold a conference call to discuss second quarter 2014 financial results on Wednesday, August 6, 2014, at 9:00 a.m. Central time (10:00 a.m. Eastern time).

The dial-in number for the call is 1-866-520-1073. Callers outside the United States should dial 1-810-740-4841. The conference identification passcode is 64735258 for all callers. Participants are advised to dial in to the call at least 10 minutes prior to the call time to register. Participants may preregister for the call at http://www.directeventreg.com/registration/event/64735258. Pre-registrants will be issued a pin number to use when dialing in to the live call, which will provide quick access to the conference by bypassing the operator upon connection.

Interested parties also can access the live webcast and archived replay of the call on the Investors page of EnLink Midstream’s website at www.EnLink.com.

About EnLink Midstream

EnLink Midstream is a leading midstream provider formed through the combination of Crosstex Energy and substantially all of the U.S. midstream assets of Devon Energy. EnLink Midstream is publicly traded through two entities: EnLink Midstream, LLC (NYSE: ENLC), the publicly traded general partner entity, and EnLink Midstream Partners, LP (NYSE: ENLK), the master limited partnership.

EnLink Midstream’s assets are located in many of North America’s premier oil and gas regions, including the Barnett Shale, Permian Basin, Cana-Woodford Shale, Arkoma-Woodford Shale, Eagle Ford Shale, Haynesville Shale, Gulf Coast region, Utica Shale and Marcellus Shale. Based in Dallas, Texas, EnLink Midstream’s assets include approximately 7,300 miles of gathering and transportation pipelines, 12 processing plants with 3.3 billion cubic feet per day of net processing capacity, six fractionators with 180,000 barrels per day of net fractionation capacity, as well as barge and rail terminals, product storage facilities, brine disposal wells, an extensive crude oil trucking fleet and equity investments in certain private midstream companies.

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